BANK OF AMERICA

FORBEARANCE AGREEMENT

This Forbearance Agreement (this "**Agreement**") dated as of **May 30, 2025**, (the "**Effective Date**"), is entered into by and among Champion Safe Company, Inc. ("**Borrower**"), American Rebel, Inc., Superior Safe Co., L.L.C., Safe Guard Security Products LC, and American Rebel Holdings, Inc. (whether one or several "**Guarantor**"), and BANK OF AMERICA, N.A. ("**Lender**" or "**Bank**" and together with Borrower and Guarantor, "**Parties**").

RECITALS

A. On or about February 10, 2023, (the "**Origination Date**"), Borrower executed certain loan documents (the "**Loan Documents**") in favor of Lender pursuant to which Borrower was granted a loan or line of credit (the "**Loan**") in the original principal amount of $2,000,000.00. As used herein, the term "**Loan Documents**" shall include the Master Credit Agreement, Financial Covenant Agreement, Note, Guaranty and Collateral Agreement, and all other documents executed and delivered to Lender which evidence, secure, guaranty or relate to the Loan (as heretofore modified or amended). Lender remains the owner and holder of the Loan Documents.

B. On or about February 10, 2023, to secure its obligations owed to Bank, including those obligations under the Loan Documents, and to unconditionally guarantee to Bank the prompt payment and performance of such obligations, Borrower and Guarantor executed the Guaranty and Collateral Agreement. The Guaranty and Collateral Agreement provides, among other things, that Guarantor agreed to be bound by the Loan Documents and to provide a continuing and unconditional guaranty to Bank for the prompt payment and performance of all obligations owed by Borrower and Guarantor under the Loan Documents. Under the Guaranty and Collateral Agreement, the Guarantor also agreed that "LIABILITY . . . SHALL COMMENCE UPON SUCH GUARANTOR'S EXECUTION OF THIS GUARANTY AND COLLATERAL AGREEMENT AND SHALL BE UNLIMITED IN AMOUNT."

C. Pursuant to the Loan Documents, Borrower was required to "repay in full all principal, interest, charges and other Obligations outstanding under this Note and the other Credit Documents no later than the Expiration Date." Under the Loan Documents, the "Expiration Date" originally was February 28, 2024. By letter dated February 15, 2024 (the "**Extension Letter**"), Bank extended the Expiration Date to April 30, 2024 (the "**Amended Expiration Date**").

D. As of May 3, 2024, Borrower has been in breach of the Loan Documents.

E. Bank, through counsel, sent a Notice of Default and Demand for Payment to Borrower and Guarantor on or about July 25, 2024 indicating that Borrower had until August 2, 2024 to pay all amounts due and owing to Bank. The Notice of Default and Demand for Payment also indicated that should Borrower fail to pay all amounts due and owing to Bank by August 2, 2024, Bank would elect to "immediately proceed to exercise its default remedies under the Loan Documents."

F. Borrower and Guarantor are presently in default under the Loan Documents given, among other things, the following defaults (whether one or more, the "**Identified Default**"), which are also described in the Complaint filed against Borrower and Guarantor on March 21, 2025 in the Fourth Judicial District Court, in and for Utah County, Utah (Case No. 250401345) (the "**Lawsuit**") in at least the following respects: Borrower breached the Loan Documents by failing to remit one or more payments in satisfaction of its obligations to Bank by the Amended Expiration Date as required by the Loan Documents since at least May 3, 2024. Borrower's breaches constitute defaults under the Loan Documents.

G. As a result of the uncured Identified Default, Bank commenced the Lawsuit against Borrower and Guarantor on March 21, 2025 seeking no less than $1,906,742.88, plus outstanding and accruing attorneys' fees, all pre and post- judgment interest, equitable relief in favor of Bank, and any other relief that the Court deemed just and proper (collectively, the "**Litigation**").

H. As of May 22, 2025, the Parties agree that the total amount due and owing to Bank by Borrower and Guarantor is $1,980,525.54 under the Loan Documents consisting of principal in the amount of $1,842,129.00, $36,817.31 in regular interest under the Loan Documents, $74,361.03 in default interest under the Loan Documents, fees, costs in the amount of $15.00, and $27,203.20 in attorneys' fees and costs incurred by Bank, plus all accruing attorneys' fees and other costs of collection, all of which Borrower and Guarantor are obligated to pay to Bank under the terms of the Loan Documents and this Agreement, which amounts will be calculated and provided to Borrower and Guarantor at the time Borrower remits final payment of all amounts owed to Bank under the Loan Documents and this Agreement.

I. Subject to the terms of this Agreement, Bank will abstain from pursuing its claims against Borrower and Guarantor in the Litigation through the Forbearance Period (defined below), provided that neither Borrower nor Guarantor breach any terms of this Agreement.

J. Pursuant to Borrower's request, Lender, although it is under no obligation to do so, is willing to forbear from exercising its rights and remedies under the Loan Documents during the Forbearance Period as specified herein and on the terms and conditions set forth herein.

AGREEMENT

Now, therefore, in consideration of the premises and the mutual agreements contained herein, the parties agree as follows:

1. **Defined Terms.** Unless otherwise defined in this Agreement, all capitalized terms used herein as defined terms shall have the meanings given to them in the Loan Documents.

2. **Terms of Forbearance.** Unless the Forbearance Period (as defined below) is sooner terminated as provided herein, Lender agrees to forbear from exercising its rights and remedies under the Loan Documents through the close of business on **June 30, 2025** (the "**Forbearance Period**") on the following terms and conditions (Unless specifically modified herein, all terms, conditions and covenants contained in the Loan Documents shall be and remain in full force and effect.):

2.1 Upon the termination of the Forbearance Period for any reason, Lender shall have the full right and power immediately and unconditionally to exercise all rights and remedies granted to it under the Loan Documents without further notice to Borrower and subject to no other conditions precedent.

2.2 Borrower acknowledges that Lender's obligations under this Agreement are in the nature of a conditional forbearance only, and that Lender has made no agreement or commitment to extend the Loan or to modify the Loan Documents, or to otherwise stay the Litigation for some period outside the Forbearance Period, except to the extent specifically stated herein.

2.3 On the sooner to occur of (i) June 30, 2025 or (ii) the termination of the Forbearance Period in accordance with the Termination of Forbearance Period Section of this Agreement, all remaining unpaid principal, accrued interest, fees, attorneys' fees, and expenses and other amounts owing under the Loan Documents and this Agreement shall be due and payable in full.

2.4 During the Forbearance Period, in lieu of the payments required by the Loan Documents, the Borrower shall pay interest and/or principal as follows:

(a) The Borrower will make a principal payment in the amount of $100,000.00 on the sooner to occur of (i) execution of this Agreement or

(ii) by close of business on **May 30, 2025**, but in either case, no later than close of business on **May 30, 2025**.

(b) Should Borrower fail to pay to Bank all remaining unpaid principal, accrued interest, fees, attorneys' fees, and expenses and other amounts owing under the Loan Documents and this Agreement by close of business on **June 30, 2025**, Borrower may, upon an additional payment of $100,000.00 to Bank by close of business on **July 1, 2025**, extend the Forbearance Period for an additional 30 days through and including **July 31, 2025** as further noted under Section 4.6 of this Agreement.

Such payments shall be applied by Bank in accordance with the Loan Documents.

2.5 Interest Rate. Starting on the Effective Date, and continuing until the Forbearance Termination Date, the interest rate of the Loan shall be as follows:

(a) The interest rate is equal to the SOFR Daily Floating Rate per year.

(b) Commencing on the Forbearance Termination Date, all amounts outstanding under the Loan Documents, including any interest, fees or costs which are not paid when due, will at the option of the Lender bear interest at a rate which is 6.0 percentage points higher than the rate of interest otherwise provided under this Agreement. This may result in the compounding of interest. This will not constitute a waiver of any default.

2.6 The parties agree that in the event any London Interbank Offered Rate/LIBOR or similar type of reference rate used in the calculation of the interest rate under this Agreement is ever less than zero, such reference rate shall be deemed to be zero for the purposes of the interest rate calculation hereunder.

2.7 Any reference in the Agreement to the "British Bankers Association LIBOR Rate," "BBA LIBOR Rate" or similar reference to BBA LIBOR is amended to read as follows: "the London Interbank Offered Rate (or a comparable or successor rate which is approved by the Bank)."

3. **Conditions**. The Lender's forbearance obligations hereunder shall be subject to the satisfaction on or before the Effective Date, unless an alternate date is specified, of the following conditions:

3.1 This Agreement shall have been executed by Borrower, Guarantor, and Lender.

3.2 All actions required to be taken by Borrower or any Guarantor or pledgor of collateral (collectively, "**Obligors**") in connection with the transactions contemplated by this Agreement shall have been taken in form and substance satisfactory to Lender.

3.3 Lender shall have received counterpart originals of this Agreement executed by all parties listed on the signature page(s) hereto and originals or certified or other copies of the following documents: (i) Obligors inventory reports dated 12/31/2024; (ii) Obligors A/R Aging reports; (iii) Obligors A/P Aging reports; (iv) all bank statements for all Obligors dated 1/31/2025; (v) all financial statements for all Obligors through 3/31/2025.

3.4 Obligors, or such other party as may be designated by Bank, shall have executed in favor of Bank, in form and substance satisfactory to Bank in Bank's sole discretion, the following documents and/or instruments: the Confessed Judgment and the Verified Statement (as those terms are defined below).

3.5 Obligors shall provide to Bank with copies of the terms sheets by and between (i) Borrower and Streeterville Capital, LLC, and (ii) Borrower and Honey Tree Trading, LLC.

4. **Termination of Forbearance Period.** The Forbearance Period shall end on the date of the first of the following to occur (the "**Forbearance Termination Date**"):

4.1 **June 30, 2025**.

4.2 A petition is filed by or against one or more Obligors under Title 11 of the United States Code (the "**Bankruptcy Code**"); or one or more Obligors makes any assignment for the benefit of creditors; or one or more Obligors voluntarily or involuntarily becomes the subject of any other case or proceeding for the relief or protection of debtors under any other law or statute or under any provision of common law.

4.3 Any default, other than the Identified Default, occurs or is determined to have occurred under any Loan Document, including this Agreement.

4.4 One or more Obligors initiates any judicial, administrative or arbitration proceeding against Lender.

4.5 One or more Obligors defaults on any obligation to any creditor other than Lender if Lender believes that such default materially adversely affects Obligors' ability to perform their obligations to Lender under the Loan Documents.

4.6 However, if Borrower has failed to pay in full all remaining unpaid principal, accrued interest, fees, attorneys' fees, and expenses and other amounts owing to Bank under the Loan Documents and this Agreement by **June 30, 2025**, and presuming no other defaults exists under any of the Loan Documents or this Agreement, Borrower may extend the Forbearance Period for an additional 30 days by remitting an additional $100,000 to Bank by the close of business on **July 1, 2025**, thereby extending the Forbearance Period through the close of business on **July 31, 2025**.

5. **Representations and Warranties.** Borrower and Guarantor represent and warrant to Lender that:

5.1 Recitals. The recitals set forth above are true, complete, accurate, and correct and are part of this Agreement, and such recitals are incorporated herein by this reference.

5.2 Loan Documents. Except to the extent previously disclosed to Lender in writing, all representations and warranties made and given by Borrower and Guarantor in the Loan Documents are true, complete, accurate, and correct, as if given on the Effective Date of this Agreement.

5.3 No Claims or Defenses. Borrower and Guarantor has no claims, offsets, counterclaims, or defenses with respect to: i) the payment of the Loan; ii) the payment of any other sums due under the Loan Documents; iii) the performance of Borrower's and Guarantor's obligations under the Loan Documents; or iv) any liability of Borrower and Guarantor under any of the Loan Documents.

5.4 No Breach by Lender. Lender (including all of its predecessors): i) has not breached any duty to Borrower or Guarantor in connection with the Loan; and ii) has fully performed all obligations it may have had or now has to Obligors.

5.5 Interest and Other Charges. All interest or other fees or charges which have been imposed, accrued or collected by Lender (including all of its predecessors) under the Loan Documents or in connection with the Loan through the date of this Agreement, and the method of computing the same, were and are proper and agreed to by Obligors, and were properly computed and collected.

5.6 No Novation. This Agreement is not intended by the parties to be a novation of the Loan Documents and, except as expressly modified herein, all terms, conditions, rights, and obligations as set out in the Loan Documents are hereby reaffirmed and shall otherwise remain in full force and effect as originally written and agreed.

5.7 No Pending Bankruptcies. No action or proceeding, including, without limitation, a voluntary or involuntary petition for bankruptcy under any chapter of the Bankruptcy Code, has been instituted by or against Borrower or Guarantor.

5.8 Due Authorization. The individuals signing this Agreement on behalf of Borrower and Guarantor are duly authorized by Borrower and Guarantor to enter into this Agreement.

6. **Confirmation of Collateral/Further Assurances.** Obligors hereby: (i) confirm to Lender all security interests and liens heretofore granted by them to Lender securing the obligations of Obligors to Lender arising out of the Loan Documents; (ii) acknowledge and agree that all such obligations shall continue to be secured by any and all such security interests and liens except as expressly provided herein; and (iii) agrees to execute and deliver to Lender any and all agreements and other documentation and to take any and all actions reasonably requested by Lender at any time to assure the perfection, protection, priority, and enforcement of Lender's rights under the Loan Documents, including this Agreement, with respect to all such security interests and liens, at Obligors' sole cost and expense.

7. **Binding Effect.** This Agreement shall be binding upon Borrower, Guarantor, Lender, and their respective successors and assigns, and shall inure to the benefit of Borrower, Guarantor, Lender, and their respective successors and assigns; provided, however, that Borrower and Guarantor may not assign any rights arising from this Agreement or any Loan Documents without Lender's prior written consent, and any prohibited assignment shall be null and void.

8. **Electronic Records and Signatures**. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a "**Communication**"), including Communications required to be in writing, may, if agreed by the Bank, be in the form of an Electronic Record and may be executed using Electronic Signatures, including, without limitation, facsimile and/or .pdf. The Borrower and Guarantor agrees that any Electronic Signature (including, without limitation, facsimile or .pdf) on or associated with any Communication shall be valid and binding on the Borrower to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of the Borrower and Guarantor enforceable against the Borrower and Guarantor in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered to the Bank. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. This Agreement shall be deemed to have been executed and delivered on the Effective Date. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Bank may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record ("**Electronic Copy**"), which shall be deemed created in the ordinary course of the Bank's business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Bank is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Bank pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Bank has agreed to accept such Electronic Signature, the Bank shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Obligor without further verification and (b) upon the request of the Bank any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, "**Electronic Record**" and "**Electronic Signature**" shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

9. **Amendment and Waiver.** No amendment or waiver of any provision of this Agreement shall be effective unless set forth in a writing signed by the parties hereto.

10. **Governing Law.** This Agreement shall be governed by and construed in accordance with the internal laws of the state provided for in the Loan Documents without reference to conflict of law principles.

11. **Severability.** Any provision of this Agreement that is held to be inoperative, unenforceable, voidable, or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void, or invalid without affecting the remaining provisions in that or any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

12 **Release.** As a material part of the consideration for Lender entering into this Agreement, Borrower, Guarantor, and any other owner of collateral signing this Agreement (collectively "**Releasor**") agree as follows (the "**Release Provision**"):

12.1 Releasor hereby releases and forever discharges Lender and Lender's predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to as "**Lender Group**") jointly and severally from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions, and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether presently possessed or possessed in the future, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which Releasor may have or claim to have against any of Lender Group; provided, however, that Lender shall not be released hereby from any obligation to pay to Releasor any amounts that Releasor may have on deposit with Lender, in accordance with applicable law and the terms of the documents establishing any such deposit relationship.

12.2 Releasor agrees not to sue any of Lender Group or in any way assist any other person or entity in suing Lender Group with respect to any claim released herein. The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.

12.3 Releasor acknowledges, warrants, and represents to Lender Group that:

12.3.1 Releasor has read and understands the effect of the Release Provision. Releasor has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for Releasor has read and considered the Release Provision and advised Releasor to execute the same. Before execution of this Agreement, Releasor has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.

12.3.2 Releasor is not acting in reliance on any representation, understanding, or agreement not expressly set forth herein. Releasor acknowledges that Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

12.3.3 Releasor has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

12.3.4 Releasor is the sole owner of the claims released by the Release Provision, and Releasor has not heretofore conveyed or assigned any interest in any such claims to any other person or entity.

12.4 Releasor understands that the Release Provision was a material consideration in the agreement of Lender to enter into this Agreement.

12.5 It is the express intent of Releasor that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of Lender Group so as to foreclose forever the assertion by Releasor of any claims released hereby against Lender Group.

12.6 If any term, provision, covenant, or condition of the Release Provision is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remainder of the provisions shall remain in full force and effect.

14. **Document Receipt Cut-Off Date.** Unless this Agreement and any documents required by this Agreement have been signed and returned to the Bank by close of business on **May 30, 2025** (the "Document Receipt Cut-Off Date"), the Bank shall have the right to notify the Borrower in writing that the Bank's commitment to extend credit or to forbear from asserting rights under this Agreement has expired. If the executed Agreement and accompanying loan documents are received after the Document Receipt Cut-Off Date, the Bank shall have a reasonable period of time after receipt of the executed Agreement and accompanying loan documents to provide such notice.

15. **Acknowledgment/Waiver of Legal Counsel.** Borrower and each Guarantor signing this Agreement represents and warrants that they have carefully read and understand the effect of this Agreement, they have had the assistance of separate counsel, or have knowingly and intentionally elected to waive counsel, in carefully reviewing, discussing and considering all terms of this Agreement, and they have voluntarily and without coercion or duress of any kind, entered into this Agreement and the documents executed in connection with this Agreement.

16. **Confession of Judgment.** Concurrently with the execution of this Agreement, Obligors shall execute the Verified Statement in Support of Confession of Judgment (the "**Verified Statement**") and the Judgment by Confession (the "**Confessed Judgment**"), in the forms attached hereto as **Exhibits A and B**, respectively, the originals of which shall be retained and held by counsel for Bank, pending the strict compliance by Obligors with the terms of this Agreement. In the event that (a) the Forbearance Period expires without Bank having been paid in full for all amounts owed under the Loan Documents, or (b) the forbearance of Bank is terminated for any reason under this Agreement, including without limitation for failure to make any of the agreed upon payments to Bank, Obligors hereby expressly authorize Bank to cause the Verified Statement and Confessed Judgment to be filed in the Litigation, and to resume the Litigation (if the Litigation has been stayed), so as to obtain final judgments against Obligors for all amounts owed to Bank, including without limitation as further provided in the Confessed Judgment, and to seek immediate collection of the same. Notwithstanding the foregoing, Obligors shall be entitled to credit against the Confessed Judgment for all amounts paid by them under this Agreement. The Bank shall return the original of the Confession of Judgment to Obligors upon full payment of all amounts owed to Bank under the Loan Documents.

17. <u>Final Agreement.</u> **THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO, and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.**

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Borrower:

Champion Safe Company, Inc.,

By:______________________________
Name: Charles A. Ross Jr.
Title: Chief Executive Officer

Address where notices to Borrower are to be sent:
2055 S. Tracy Hall Pkwy
Provo, Utah 84606-6224
Telephone:________________________

Lender:

Bank of America, N.A.

By: [signature]
Name: Shirley Yoo
Title: Senior Vice President

Address where notices to Bank are to be sent:
CA7-504-09-93 Attn: Shirley Yoo
611 N. Brand Blvd
Glendale, CA 91203
Telephone: 747.257.1931

Guarantor/Grantor/Collateral Owner:

American Rebel, Inc.

By:______________________________
Name: Charles A. Ross Jr.
Title: Chief Executive Officer

Address where notices to Borrower are to be sent:
8460 Nieman Rd.
Lenaxa, Kansas 66214-1512

Guarantor/Grantor/Collateral Owner:

Superior Safe Co., LLC

By:______________________________
Name: Charles A. Ross Jr.
Title: Chief Executive Officer

Address where notices to Borrower are to be sent:
2055 S. Tracy Hall Pkwy
Provo, Utah 84606-6224

17. <u>Final Agreement.</u> **THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO, and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.**

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Borrower:

Champion Safe Company, Inc.,

Signed by:
Thomas Mihalek
ACC20A194B154DC...

By:______________
Name: Thomas Mihalek, CEO
Title: Chief Executive Officer

Lender:

Bank of America, N.A.

By:____________________________________
Name:
Title:

Address where notices to
Borrower are to be sent:
2055 S. Tracy Hall Pkwy
Provo, Utah 84606-6224
Telephone:________________________

Address where notices to
Bank are to be sent:
____
____
____
Telephone:_____________________

Guarantor/Grantor/Collateral Owner:

An[illegible] Inc.

DocuSigned by:
Andy Ross
1018EF3B6519469...

By:________________
Name: Charles A. Ross Jr.
Title: Chief Executive Officer

Address where notices to
Borrower are to be sent:
8460 Nieman Rd.
Lenaxa, Kansas 66214-1512

Guarantor/Grantor/Collateral Owner:

Su[illegible]

Signed by:
Thomas Mihalek
ACC20A194B154DC...

By:______________
Name: Thomas Mihalek, CEO
Title: Chief Executive Officer

Address where notices to
Borrower are to be sent:
2055 S. Tracy Hall Pkwy
Provo, Utah 84606-6224

Guarantor/Grantor/Collateral Owner:

Sa[illegible]oducts LC

Signed by:
Thomas Mihalek
ACC20A194B154DC...

By: ______________________
Name: Thomas Mihalek, CEO
Title: Chief Executive Officer

Address where notices to Borrower are to be sent:
2055 S. Tracy Hall Pkwy
Provo, Utah 84606-6224

Guarantor/Grantor/Collateral Owner:

An[illegible]oldings, Inc.

DocuSigned by:
Andy Ross
1018EF3B6519469...

By: ______________________
Name: Charles A. Ross Jr.
Title: Chief Executive Officer

Address where notices to Borrower are to be sent:
8460 Nieman Rd.
Lenaxa, Kansas 66214-1512